      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 1995
                                Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                 HONEYWELL INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                         41-0415010
   (State of Incorporation)                              (I.R.S. Employer
                                                        Identification No.)

          Honeywell Plaza, Minneapolis, Minnesota               55408
          (Address of Principal Executive Offices)           (Zip Code)

             Honeywell Inc. Compensation Plan for Outside Directors
                            (Full title of the plan)

                               SIGURD UELAND, JR.
                          Vice President and Secretary
                                 Honeywell Plaza
                          Minneapolis, Minnesota 55408
                     (Name and address of agent for service)

                                 (612) 951-0090
          (Telephone number, including area code, of agent for service)

 Approximate date of commencement of proposed sale of securities to the public:
   From time to time after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

                                                            Proposed
                                        Proposed            maximum
Title of securities   Amount to be      maximum offering    aggregate offering    Amount of
to be registered      registered        price per unit      price                 registration fee
- --------------------------------------------------------------------------------------------------
Common Stock,
par value $1.50       100,000           $38.625 *          $3,862,500 *         $1,331.90 *
per share             shares
- --------------------------------------------------------------------------------------------------

* Estimated pursuant to Rule 457(h)(6) solely for the purpose of calculating the registration fee and based upon the average of the high and low sale prices of the Registrant's Common Stock on May 10, 1995, as reported in the Wall Street Journal.

                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS

EXPLANATORY NOTE: As permitted by the rules of the Securities and Exchange Commission, this Registration Statement omits the information specified in Part I of Form S-8.

Notwithstanding, restricted securities of the same class as those to be offered pursuant to this Registration Statement, which were acquired by directors of the registrant pursuant to an employee benefit plan, are exempt from registration and may be re-offered or resold pursuant to this Registration Statement in accordance with Rule 415 (Section 230.415) of the Securities Act of 1933. A re-offer prospectus covering such restricted securities is attached hereto.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3:  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents of the registrant, which have been filed with the Commission, are hereby incorporated by reference into this Registration
Statement:

(a)  Annual Report on Form 10-K for the fiscal year ended December 31, 1994;
(b)  Current Reports on Form 8-K dated January 9 and February 6, 1995;
(c)  Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 1995;
     and
(d) Description of the Common Stock contained in Form 10 Registration Statement dated May, 1935, and all amendments thereto, and description of Preferred Stock Purchase Rights on Form 8-A Registration Statement dated March 3, 1986, and all amendments thereto.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4: DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5: INTERESTS OF NAMED EXPERTS AND COUNSEL

An opinion of counsel as to the legality of the securities being registered herewith has been issued by Warren E. Simpson, Esq., Senior Counsel of the registrant, and is filed as an exhibit herewith.

The financial statements and the related financial statement schedules incorporated in this Registration Statement by reference from the registrant's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

ITEM 6: INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

     Article Seventh (h) of the registrant's Restated Certificate of Incorporation provides that a director shall not be personally liable to the registrant or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability provided by applicable law (i) for breach of the director's duty of loyalty to the registrant or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under the Delaware statutory provision making directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction for which the director derived an improper personal benefit.

     Section 17 of the registrant's Bylaws and the registrant's Directors' and Officers' Liability Insurance Policy provide for indemnification of the directors and officers of the registrant against certain liabilities.

ITEM 7:  EXEMPTION FROM REGISTRATION CLAIMED

In accordance with Rule 415 ( Section 230.415) of the Securities Act of 1933, restricted securities of the same class as those to be offered pursuant to this Registration Statement, which were acquired by directors of the registrant pursuant to an employee benefit plan, are exempt from registration and may be re-offered or resold pursuant to this Registration Statement.

ITEM 8: EXHIBITS

4.1 Rights Agreement between Honeywell Inc. and Manufacturers Hanover Trust Company, as Rights Agent, dated as of February 24, 1986, Amended and Restated as of June 17, 1986, Amended and Restated as of December 12, 1988, Amended as of April 2, 1990, is incorporated by reference to Exhibit 4 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992.

4.2 Indenture, dated as of August 1, 1994, between Honeywell Inc. and The Chase Manhattan Bank (National Association), as Trustee for Honeywell Inc. Medium Term Notes, Series A, is incorporated by reference to Exhibit 4(b) to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994..

5.   Opinion and consent of Warren E. Simpson, Esq.

23.1 Consent of Deloitte & Touche LLP.

23.2 Consent of Warren E. Simpson, Esq. (included in Exhibit 5)

24   Powers of Attorney

ITEM 9: UNDERTAKINGS

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement,

PROVIDED, HOWEVER, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 15 , 1995.

                                   HONEYWELL INC.
                                   (Registrant)

                                   By /s/ Sigurd Ueland, Jr.
                                      --------------------------------
                                          Sigurd Ueland, Jr.
                                          Vice President and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE AND TITLE

M. R. BONSIGNORE
     Chairman of the Board and
     Chief Executive Officer and Director
W. M. HJERPE
     Vice President and
     Chief Financial Officer
     (principal financial officer)
P. M. PALAZZARI
     Vice President and Controller
     (principal accounting officer)
A. J. BACIOCCO, JR.
     Director
E. E. BAILEY
     Director                       By  /s/ Sigurd Ueland, Jr.
E. H. CLARK, JR.                        ----------------------
     Director                               Sigurd Ueland, Jr.
W. H. DONALDSON                             Attorney-in-Fact
     Director
R. D. FULLERTON                     May 15, 1995
     Director
J. J. HOWARD
     Director
B. E. KARATZ
     Director
D. L. MOORE
     Director
A. B. RAND
     Director
S. G. ROTHMEIER
     Director
M. W. WRIGHT
     Director

                                INDEX TO EXHIBITS


Exhibit No.                                                           Page No.
- -----------                                                           --------
5         Opinion and consent of Warren E. Simpson, Esq.                   i

23.1      Consent of Deloitte & Touche LLP.                               ii

23.2      Consent of Warren E. Simpson, Esq. (Included in Exhibit 5)      NA

24        Powers of Attorney                                           iii-v